Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Interest of Named Experts and Counsel” and to the use of our report dated November 30, 2005 included in the

Registration Statement on Form SB-2/A and related Prospectus of Cliff Rock

Resources Corp. for the registration of shares of its common stock.

/s/ “Manning Elliott LLP”

CHARTERED ACCOUNTANTS

Vancouver, Canada

April 17, 2006